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EXHIBIT 23.1.2.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Generex Biotechnology Corporation ("the Company") of our report dated September 14, 2000, on the consolidated financial statements of the Company as of July 21, 2000 and 1999 and for the years ended July 31, 2000, and 1999, which consolidated financial statements are incorporated by reference in the Registration Statement.

WithumSmith+Brown
New Brunswick, New Jersey
April 22, 2002